NORTH AMERICAN RESORTS, INC.

N098 ... 3118

AMENDMENT TO

ARTICLES OF INCORPORATION

OF

NORTH AMERICAN RESORTS, INC.

1998178229 H
35.00
SECRETARY OF STATE
10-05-1998 1212754

FILED SECRETARY OF STATE DIVISION OF CORPORATIONS

THE UNDERSIGNED, being President of NORTH AMERICAN RESORTS, INC., does hereby amend its Articles of Incorporation as follows:

ARTICLE VI

OFFICERS AND DIRECTORS

Effective upon the date of the filing of this amendment the Board of Directors shall consist of Leopoldo S. Fernandez, President, Anthony Arrigoni, Vice President and Deborah Gnadek, Treasurer / Secretary.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on August 1, 1998 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereto subscribed to and executed this Amendment to Articles of Incorporation this 1st day of August, 1998.

NOTARY PUBLIC
... 4/2000
Bonded By Service Ins
No. CC561190

Leopoldo S. Fernandez, President

State of Florida
County of Seminole

UPDATE COMPLETE

The foregoing instrument was acknowledged before me this 1st day of June, 1998, by Leopoldo S. Fernandez, who is personally known to me.

Sandra Richards, Notary

My commission expires:

3910 ROSEWOOD WAY * ORLANDO, FLORIDA 32810 * PHONE (407) 291-9100 * FAX (407) 291-8831